Exhibit 99.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

        I, Terrence J. Keating, the President and Chief Executive Officer of Accuride Corporation, certify that (i) the Quarterly Report on Form 10-Q for the period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ TERRENCE J. KEATING Terrence J. Keating President and Chief Executive Officer	Dated: August 13, 2002

        I, John R. Murphy, Executive Vice President—Finance and Chief Financial Officer of Accuride Corporation, certify that (i) the Quarterly Report on Form 10-Q for the period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report on Form 10-Q for said period fairly presents, in all material respects, the financial condition and results of operations of Accuride Corporation.

/s/ JOHN R. MURPHY John R. Murphy Executive Vice President—Finance and Chief Financial Officer	Dated: August 13, 2002